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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32223, Registration Statement No. 333-11883, Registration Statement No. 33-35549, Registration Statement No. 33-35719, Registration Statement No. 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Forms S-8 of our report dated February 19, 1999, appearing in this Annual Report on Form 10-K of Thoratec Laboratories Corporation for the year ended January 2, 1999.



/s/ DELOITTE & TOUCHE, LLP

San Francisco, CA
March 24, 1999